EXHIBIT 10(M)

                                 AIM GROUP, INC.
                              Hwy 270, P.O. Box 208
                           Jones Mills, Arkansas 72105


November 13, 1998


Dr. Audrey L. Braswell
36453 Woodbriar Drive
Yucaipa, CA 92399

      Re:  Third Amendment to Series A Convertible
           Note of AIM Group, Inc.
           ---------------------------------------

Dear Dr. Braswell:

      This letter agreement provides for an amendment to the Series A Convertible Note (the "Note") issued to you by AIM Group, Inc. (the "Company") in the principal amount of $300,000.00 on May 20, 1997, as amended on May 20, 1997 and March 24, 1998. The Board of Directors of the Company has approved the changes in the terms of the Note set forth below and, upon acceptance by you in the space set forth below, the Note will be deemed to be amended to give effect to such changes, subject to the approval of the Vancouver Stock Exchange. Defined terms set forth below have the same meaning as prescribed in the Note unless the context otherwise requires.

      The Note is amended as follows:

1.    MATURITY. The Maturity Date of the Note is extended to be June 30, 1999.

2. INTEREST RATE. The annual interest rate of the Note will remain at 10%, payable quarterly in arrears at the beginning of each calendar quarter.

3. THE CONVERSION PRICE. The conversion provisions of the Note will remain at a Conversion Price of $2.10 per share (adjusted for one for three reverse stock split), convertible with the same terms of the Note as amended.

4. TIME OF CONVERSION. a) Noteholders may at anytime convert their Notes subject to the terms set forth in the opinion letter of AIM's counsel dated November 2, 1998. except as otherwise provided in Paragraph 5 of this agreement.

b) After the closing of the Company's proposed equity offering(s) in the minimum amount of $2,000,000, there will be a mandatory conversion if the closing bid price of the Company's common stock on the Vancouver Stock

Exchange averages in excess of $4.50 per share for a ninety (90) day period and maintains an average daily trading volume of 6,000 shares for the same ninety (90) day period.

5. LOCK-UP. a) If the Noteholders are advised in writing of the closing of one or more contemplated private placements (the "Financing") with a cumulative total in excess of $2,000,000, the Noteholders will refrain from selling any shares received upon conversion of the Notes for 240 days following the first subscription of the Financing, provided, however, that the Noteholders may sell up to 100,000 common shares in accordance with the attached Schedule A, during the period from 120 days to 240 days following the first subscription of the Financing.

b)    Management  (other than  Northern  Federal  Minerals LLC (Arena) and Dr.
Braswell, which may sell on the same basis as the other Noteholders), including any officers, directors or ten percent (10%) shareholders, will not sell any shares until 330 days after the closing of the Financing. All parties agree that any sale of shares will be subject to Rule 144 under the Securities Act of 1933.

6. EFFECT OF AMENDMENT. Except as amended hereby, and by the amendments of May 20, 1997 and March 24, 1998, the terms of the Note, attached hereto, will remain in full force and effect.


                                                Sincerely yours,

                                                AIM GROUP, INC.

                                                By: /s/PAUL R. ARENA
                                                    ----------------
                                                    Paul R. Arena
                                                    Chairman of the Board and
                                                    Chief Executive Officer


Accepted on this


15th day of November, 1998

DR. AUDREY L. BRASWELL

By: /s/AUDREY L. BRASWELL
    ---------------------

                                 SCHEDULE "A"

                        Of the Third Amendment to the:

                             Series A Convertible
                           Notes of AIM Group, Inc.


 Noteholder                    Principal Amount     Shares Cv @ $.70      (*)
 ----------                    ----------------     ----------------      ---
Dr. Audrey L. Braswell             $300,000             142,857          28,572

Bernard R. Kossar                  $300,000             142,857          28,572

Northern Federal Minerals, LLC     $450,000             214,286          42,856


      Adjusted for one for three reverse stock split

(*)   Number  of  pro-rata  allowable  shares  that can be sold by  Noteholder during the period as described in Paragraph 5 of the Second Amendment.